EXHIBIT 10.1

Amendment to Agreement to Contribute Stock dated December 28, 2011
This Amendment to Agreement to Contribute Stock dated December 28, 2011 (this “Amendment”) is made as of May 11, 2015, by and between GoPro, Inc., a Delaware corporation (f/k/a Woodman Labs, Inc., the “Company”), Nicholas Woodman (“Woodman”) and the Woodman Family Trust under Trust Agreement dated March 11, 2011 (the “Trust”), and amends that certain letter agreement entitled “Agreement to Contribute Stock” dated December 28, 2011, by and between the Company, Woodman and the Trust (the “Contribution Letter Agreement”) as set forth herein. All references to capital stock in this Amendment reflect the 3:1 forward split of the Company’s capital stock in July 2012 and the reclassification of the Company’s Common Stock into Class B Common Stock in June 2014.
WHEREAS, the Company and Neil Dana (“Dana”) previously entered that certain Stock Option Agreement, dated June 28, 2011, by and between the Company and Dana (the “Option Agreement”), pursuant to which Dana was granted an option to purchase 6,584,427 shares of the Company’s Class B Common Stock (the “Shares”).
WHEREAS, Woodman and Dana previously entered that certain letter agreement entitled “Agreements with Respect to Compensation” dated December 28, 2011, by and between Woodman and Dana (“Dana Letter Agreement”).

WHEREAS, Woodman is Co-Trustee with Jill R. Woodman of the Trust and, pursuant to the Contribution Letter Agreement, Woodman previously agreed to honor his obligations with respect to certain capital stock contributions under the Dana Letter Agreement through shares of Class B Common Stock held by the Trust.

WHEREAS, pursuant to the Contribution Letter Agreement, should Dana ever exercise any of the Shares subject to the Option Agreement, Woodman agreed to contribute back to the Company for no additional consideration an equal number of shares of Class B Common Stock owned by Woodman or the Trust and the Company agreed for Woodman or the Trust to do the same.

WHEREAS, pursuant to the Contribution Letter Agreement, to date Woodman has contributed back to the Company 1,906,247 shares of the Class B Common Stock owned by the Trust (“Prior Contributions”).

WHEREAS, as a result of the Prior Contributions, Woodman and/or the Trust are currently obligated under the Contribution Letter Agreement to contribute a maximum of 4,678,180 shares of Class B Common Stock back to the Company (the “Balance Shares”) upon future exercises by Dana of Shares subject to the Option Agreement.

WHEREAS, the Company, Woodman and the Trust now desire to amend the Contribution Letter Agreement to provide for the contribution of all the Balance Shares to the Company on May 11, 2015 in a single contribution without regard to whether Dana exercises any Shares subject to the Option Agreement on such date or in the future.

WHEREAS, the Contribution Letter Agreement may be amended only with the written consent of Company, Woodman and the Trust.

NOW, THEREFORE, In consideration of the promises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the parties hereto agree as follows:

1.     Amendments to Contribution Letter Agreement.

a.     The following language shall be added to the end of Section 1 (Contribution) of the Contribution Letter Agreement:

“Notwithstanding the foregoing, on May 11, 2015, the Company, Woodman and the Trust agree that the Trust shall make a Contribution of 4,678,180 shares of the Company’s Class B Common Stock (the “Final Contribution”) and effective upon the consummation of such Final Contribution, Woodman and the Trust will have no further obligations under this Agreement and this Agreement will terminate in its entirety. Furthermore, Woodman, the Trust and the Company hereby agree that, to consummate such Final Contribution, the Trust and the Company shall execute and deliver to the Company a completed and executed Contribution Agreement in substantially the form attached hereto as Exhibit B.”

b.    Exhibit A to this Amendment shall be added as Exhibit B to the Contribution Letter Agreement.

2.    No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Contribution Letter Agreement remain in full force and effect.

[Signature Page Follows]

The parties have executed and delivered this Amendment as of the date first written above.

GOPRO, INC.

/s/ Jack Lazar
Jack Lazar, Chief Financial Officer

WOODMAN FAMILY TRUST
UNDER TRUST AGREEMENT DATED MARCH 11, 2011

By: /s/ Nicholas D. Woodman
Nicholas D. Woodman
Co-Trustee

NICHOLAS D. WOODMAN

/s/ Nicholas D. Woodman
Nicholas D. Woodman

Exhibit A to Amendment

Exhibit B
Form of Final Contribution Agreement

GOPRO, INC.
CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2015, by and between GoPro, Inc. (f/k/a Woodman Labs, Inc.), a Delaware corporation (the “Company”) and Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (“Contributor”).
In consideration of the promises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.    Agreement to Contribute. As of the date hereof, Contributor shall contribute and transfer to the Company, without any cost or charge to the Company and as a contribution to the capital of the Company, 4,678,180 shares of the Company’s Class B Common Stock (the “Contributed Shares”).
2.    Acknowledgement. Contributor acknowledges that from and after the execution of this Agreement, the Company is the owner of all right, title and interest in and to the Contributed Shares. Contributor shall not at any time do or suffer to be done any act or thing which may materially adversely affect any rights of the Company in and to the Contributed Shares.
3.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely with the State of California.
4.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the undersigned have executed this Contribution Agreement or caused this Contribution Agreement to be executed by its duly authorized representative.

Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011

By: /s/ Eve T. Saltman
Eve T. Saltman, as attorney-in-fact for Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011

GOPRO, INC.

By: /s/ Sharon Zezima
Sharon Zezima, General Counsel & Secretary